Exhibit 99.1

Press Release

August 29, 2016

FOR IMMEDIATE RELEASE:

COMSTOCK HOLDING COMPANIES ANNOUNCES NEW PROJECT EQUITY PRIVATE PLACEMENT OF $14.5 MILLION TO FUND TWO NEW COMMUNITIES

COMMUNITIES TO BE LOCATED IN THE FORT TOTTEN AREA OF WASHINGTON, D.C. AND IN OLD TOWN ALEXANDRIA, VIRGINIA

Washington, DC/Reston, VA - Comstock Holding Companies, Inc. (NASDAQ: CHCI) (the “Company”) announced today the closing of the acquisition of the Totten Mews Project, which is being funded by the proceeds from the private placement by Comstock Investors X, L.C., a subsidiary of the Company, of $14.5 million. The funds are being provided to the Company at the rate of 6% per annum. In addition to the Totten Mews Project, which consists of 40 townhomes near the Fort Totten Metro in Northeast Washington, D.C., the proceeds from the private placement will be used to acquire and develop the Company’s new project at The Towns at 1333, which consists of 18 townhomes on Powhatan Street in Old Town Alexandria, Virginia. Both communities are expected to begin development and construction this fall.

Totten Mews is located off 6th Street in Northeast Washington, D.C. and is a short walk to the Fort Totten Metro with access to the Green, Yellow and Red transit lines. Totten Mews is a continuation of the success the Company realized at the nearby Townes at the Hampshires project on Washington, D.C.’s New Hampshire Avenue. Totten Mews will offer well-appointed three story townhomes with great city views priced from the low $600’s, with sales scheduled to commence in September 2016.

The Towns at 1333 is located on Powhatan Street in historic Old Town Alexandria, Virginia, conveniently located near the area’s best restaurants, shopping and events with great access to the Metro and major arteries serving the greater Washington, D.C. area. The Towns at 1333 will offer exceptionally designed four story townhomes priced from the low $900’s, with sales scheduled to commence in September 2016.

About Comstock Holding Companies, Inc.

Comstock is a multi-faceted real estate development and services company that builds a wide range of housing products under its Comstock Homes brand through its wholly owned subsidiary, Comstock Homes of Washington, LC, and provides a variety of capital markets advisory and real estate asset related services through its wholly owned subsidiary, Comstock Real Estate Services, LC. Comstock Holding Companies, Inc. is a publicly traded company, trading on NASDAQ under the symbol CHCI. For more information about Comstock, please visit: www.comstockhomes.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, expectations, strategies, predictions and other statements related to future activities, events or conditions. These statements are based on current expectations and projections about the Company which are based in part on assumptions made by management. Such assumptions involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements, including the standards and policies of Nasdaq, fluctuations in the Company’s general financial and operating results, changes in the capital markets and general economic conditions. Additional information concerning these and other important risks and uncertainties can be found under the heading

“Risk Factors” in the Company’s most recent Form 10-K, as filed with the Securities and Exchange Commission. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

Company Contact:

Christopher Conover

Interim Chief Financial Officer

703.230.1229

Investor Relations Contact:

Harriet Fried

LHA

212.838.3777

hfried@lhai.com